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                           CALIFORNIA MICROWAVE, INC.
                                   EXHIBIT 11
                     COMPUTATION OF INCOME (LOSS) PER SHARE

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
                                                                      Years ended June 30
                                                        ------------------------------------------------
                                                            1997               1996             1995
                                                        ------------------------------------------------
 PRIMARY EARNINGS:
 Income from continuing operations                      $  2,579,000      $ 13,358,000      $ 15,029,000
 Loss from discontinued operations                       (59,345,000)       (1,735,000)      (22,924,000)
                                                        ------------------------------------------------
 Net income (loss)                                      $(56,766,000)     $ 11,623,000      $ (7,895,000)
                                                        ================================================

 Shares:
 Weighted average shares                                  16,226,000        15,911,928        15,533,000
 Dilutive stock option equivalents                           107,000           288,232           698,000
                                                        ------------------------------------------------
 Weighted average shares and equivalents                  16,333,000        16,200,160        16,231,000
                                                        ================================================


 Income (loss) per share:
 Income from continuing operations                      $       0.16      $       0.82      $       0.93
 Loss from discontinued operations                             (3.66)            (0.11)            (1.48)
                                                        ------------------------------------------------
 Net income (loss)                                      $      (3.50)     $       0.72      $      (0.51)
                                                        ================================================

 FULLY DILUTED EARNINGS PER SHARE:
 Income from continuing operations                      $  2,579,000      $ 13,358,000      $ 15,029,000
 Net interest expense related to convertible debt          2,353,040         2,247,680         2,444,352
                                                        ------------------------------------------------
 Income from continuing operations, as adjusted         $  4,932,040      $ 15,605,680      $ 17,473,352
 Loss from discontinued operations                       (59,345,000)       (1,735,000)      (22,924,000)
                                                        ------------------------------------------------
 Net income (loss)                                      $(54,412,960)     $ 13,870,680      $ (5,450,648)
                                                        ================================================


 Shares:

 Weighted average shares and equivalents                  16,333,000        16,200,160        16,231,000
 Assuming conversion of convertible debt                   2,221,978         2,221,978         2,221,978
 Additional dilutive stock option equivalents                                  294,702
                                                        ------------------------------------------------
 Weighted average shares and equivalents,                 18,554,978        18,716,840        18,452,978
 as adjusted                                            ================================================

 Income (loss) per share:  (not reported as results
 are anti-dilutive)
 Income from continuing operations                      $       0.27      $       0.83      $       0.95
 Loss from discontinued operations                             (3.20)            (0.09)            (1.24)
                                                        ------------------------------------------------
 Net income (loss)                                      $      (2.93)     $       0.74      $      (0.30)
                                                        ================================================
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